Exhibit 99
                             Selected Information
                    Relating to Series 1992-1 Certificates,
                      Series 1992-2 Certificates, Series
                    1992-3 Certificates, Series 1994-1 and
                Series 1995-1 Certificates from January 1, 1995
                           through September 30, 1995
                    ----------------------------------------

           Series 1992-1    Series 1992-2    Series 1992-3    Series 1994-1
           6 7/8% Auto      7 3/8% Auto      5 5/8% Auto      Floating Rate     Series 1995-1
           Loan Asset       Loan Asset       Loan Asset       Loan Asset        6.50% Auto Loan
           Backed           Backed           Backed           Backed            Asset Backed
           Certificates     Certificates     Certificates     Certificates      Certificates
           ------------     ------------     ------------     ------------      ------------

Interest
Paid       $ 51,562,500.02  $ 38,718,749.97  $ 42,187,500.00  $ 47,400,763.88   $ 10,833,333.34

Servicing
Fee Paid   $  7,499,999.97  $  5,249,999.97  $  7,499,999.97  $  7,499,999.97      1,666,666.66

